Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2010 Long-Term Incentive Plan of PlainsCapital Corporation of our report dated March 26, 2010, with respect to the consolidated financial statements of PlainsCapital Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

March 26, 2010